EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Renewable Energy Group, Inc. of our report dated March 13, 2014, relating to our audit of the consolidated financial statements of Syntroleum Corporation as of and for the year ended December 31, 2014, which appears in Renewable Energy Group, Inc.’s Current Report on Form 8-K/A dated August 22, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

August 24, 2015